UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2006

BLACKROCK FUTURES INVESTMENTS L.P.

(Exact name of each Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-22864 (Commission File Number)	36-3590615 (IRS Employer ID Number)

c/o BlackRock Investment Management, LLC
Princeton Corporate Campus
800 Scudders Mill Road – Section 1B
Plainsboro, New Jersey 08536
(Address of principal executive offices) (Zip Code)

(609) 282-6996

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On December 19, 2006, the Registrant entered into an Agreement and Plan of Merger (“Agreement”) that provides for the merger (the “Merger”) of the Registrant and BlackRock Principal Protection L.P., each a Delaware limited partnership (the “Merging Partnerships”), with and into BlackRock Global Horizons I L.P., a Delaware limited partnership (the “Surviving Partnership”).

As of December 31, 2006 at 11:59 p.m. Eastern Standard Time, the Merging Partnerships and the Surviving Partnership consummated the Merger pursuant to which the Merging Partnerships were merged with and into the Surviving Partnership and the separate existence of the Merging Partnerships thereupon ceased.  The Surviving Partnership with all its rights, privileges, immunities and powers continues in accordance with Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, 6 Del.C. § 17-101, et seq., as amended.  Pursuant to the Agreement, the Surviving Partnership continues to be governed by its constituent documents in effect immediately prior to the Merger.  The name of the surviving entity is BlackRock Global Horizons I L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKROCK FUTURES INVESTMENTS L.P.

By:	/s/ Michael Pungello
Name: Michael Pungello
Title: Chief Financial Officer

Date: January 5, 2007